UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): February 25, 2019

NOBLE CORPORATION plc

(Exact name of Registrant as specified in its charter)

England and Wales	001-36211	98-0619597
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

10 Brook Street London, England		W1S 1BG
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: +44 20 3300 2300

NOBLE CORPORATION

(Exact name of Registrant as specified in its charter)

Cayman Islands	001-31306	98-0366361
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

Suite 3D, Landmark Square 64 Earth Close P.O. Box 31327 Georgetown, Grand Cayman, Cayman Islands, BWI		KY-1 1206
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (345) 938-0293

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Explanatory Note

This combined filing on Form 8-K is separately filed by Noble Corporation plc, a public limited company incorporated under the laws of England and Wales (“Noble-U.K.”), and Noble Corporation, a Cayman Islands company (“Noble-Cayman”). Information in this filing relating to Noble-Cayman is filed by Noble-U.K. and separately by Noble-Cayman on its own behalf. Noble-Cayman makes no representation as to information relating to Noble-U.K. (except as it may relate to Noble-Cayman) or any other affiliate or subsidiary of Noble-U.K. This report should be read in its entirety as it pertains to each of Noble-U.K. and Noble-Cayman.

Item 8.01	Other Events.

On February 25, 2019, Noble-U.K. issued a press release announcing the commencement of cash tender offers (the “Tender Offers”) by Noble Holding International Limited, a Cayman Islands exempted company and an indirect, wholly-owned subsidiary of Noble-U.K. and Noble-Cayman, for up to an aggregate principal amount of Notes (as defined below) that will not result in an aggregate purchase price that exceeds $400 million of NHIL’s outstanding 4.90% Senior Notes due 2020, 4.625% Senior Notes due 2021, 3.95% Senior Notes due 2022, 7.75% Senior Notes due 2024, 5.95% Senior Notes due 2025 (for which the interest rate has been increased to 7.95%) and 5.25% Senior Notes due 2042 (collectively, the “Notes”). In connection with certain of the Tender Offers, NHIL is also soliciting consents from holders of certain series of Notes to amend certain provisions of the applicable indenture with respect to such series of Notes (the “Consent Solicitations”). A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

This current report does not constitute an offer to purchase nor a solicitation of an offer to sell any Notes in the Tender Offers. The Tender Offers and the Consent Solicitations are only being made pursuant to an Offer to Purchase and Consent Solicitation Statement and the accompanying Letter of Transmittal and Consent. The Tender Offers and the Consent Solicitations are not being made to holders of Notes in any state or jurisdiction in which the making or acceptance thereof would be unlawful under the securities, blue sky or other laws of any such jurisdiction. In any jurisdiction in which the Tender Offers and the Consent Solicitations are required to be made by a licensed broker or dealer, the Tender Offers and the Consent Solicitations will be deemed to be made on behalf of NHIL by the dealer manager and solicitation agent, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

The foregoing information, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information and exhibit be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

EXHIBIT NUMBER		DESCRIPTION

99.1	—	Press Release issued by Noble Corporation plc dated February 25, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 25, 2019	Noble Corporation plc, a company registered under the laws of England and Wales

	By:	/s/ Adam C. Peakes
Adam C. Peakes
Senior Vice President and Chief Financial Officer

Noble Corporation, a Cayman Islands company

	By:	/s/ Adam C. Peakes
Adam C. Peakes
Vice President and Chief Financial Officer